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                                                                     Exhibit 5.1


                  [LETTERHEAD OF SIMPSON THACHER AND BARTLETT]



                                                                  _______ , 2000


GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
As Representatives of the Several Underwriters
         c/o Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004

Ladies and Gentlemen:

                  We have acted as United States counsel to Asia Global Crossing Ltd., a company organized under the laws of Bermuda (the "Company"), in connection with the purchase by you, as representatives of the several underwriters named in Schedule I of the Underwriting Agreement (as defined below), from the Company of [ ] shares of Class A Common Stock, par value $.01 per share (the "Shares"), of the Company pursuant to the Underwriting Agreement, dated [ ], 2000, between you and the Company (the "Underwriting Agreement").

                  We have examined the Registration Statement on Form S-1 (File No. 333-37666) filed by the Company under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement"); the Company's prospectus dated [ ], 2000 (the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act; a
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specimen certificate representing the Class A Common Stock of the Company; and
the Underwriting Agreement.

                  In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, duplicates or certified or conformed copies of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

                  We have also assumed that, with respect to each of the persons party to the Underwriting Agreement, (i) such person was duly organized and is validly existing under the laws of the jurisdiction in which it was organized,
(ii) such person has the power and authority to execute the Underwriting Agreement, (iii) such person has duly authorized, executed and delivered the Underwriting Agreement in accordance with its charter or other organizational documents and (iv) except to the extent covered in paragraph 5, the execution, delivery and performance of the Underwriting Agreement by such person do not and will not violate any law or regulation applicable to, or the charter or other organizational documents of, any such party or its properties or any contract or undertaking to which such person is a party or by which it or its properties is bound.
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GOLDMAN, SACHS & CO., ET. AL.           -3-                       [      ], 2000

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. The Registration Statement has become effective under the Act and the Prospectus was filed on [ ], 2000 pursuant to Rule 424(b)(4) of the rules and regulations of the Commission under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

                  2. The Underwriting Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                  3. The statements made in the Prospectus under the caption "Business", "Description of Capital Stock", "Description of Material Indebtedness", "Concurrent Transactions" and "Transactions with Related Parties" insofar as they purport to constitute summaries of the terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

                  4. No consent, approval, authorization, order, registration or qualification of or with any United States Federal or New York state governmental agency or body or, to our knowledge, any United States Federal or New York state court is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  5. The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the
         Underwriting Agreements will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Schedule II hereto furnished to us by the Company, nor will such action violate any United States Federal or New York state statute or any rule or regulation that has been issued pursuant to any United States Federal or New York state statute or any order known to us issued pursuant to any United States Federal or New York state statute by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.
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GOLDMAN, SACHS & CO., ET. AL.           -4-                       [      ], 2000




                  6. The Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

                  7. The statements made in the Prospectuses under the caption "Certain Income Tax Consequences--Taxation of Holders--United States Federal Income Tax Considerations", insofar as they purport to constitute summaries of matters of United States Federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

                  Our opinions set forth in paragraphs 2 and 5 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights. Our opinion in paragraph 2 with respect to the Underwriting Agreement is further limited by considerations of public policy.

                  Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of Bermuda, we have relied upon of the opinion of Appleby, Spurling & Kempe addressed to you and dated the date hereof.

                  We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor, except as and to the extent set forth in paragraphs 3 and 7 above. In the course of the preparation by the Company of the Registration Statement and the Prospectus, we participated in conferences with certain officers and employees of the Company, with representatives of Arthur Andersen & Co. and with you and your counsel. Based upon our examination of the Registration Statement and the Prospectus, our investigations made in
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GOLDMAN, SACHS & CO., ET. AL.           -5-                       [      ], 2000


connection with the preparation of the Registration Statement and the Prospectus and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of [ ], 2000, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to the financial statements or other financial or statistical data or the statements with respect to regulation of telecommunications activities contained in the Registration Statement or the Prospectus, and (ii) we have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial or statistical data or the statements in "Regulation" or the risk factor "Regulatory restrictions on foreign ownership and discriminatory application of telecommunications laws and regulations in the various countries in which we operate may impede our ability to conduct our business and implement our business plan" with respect to regulation of telecommunications activities contained in the Registration Statement or the Prospectus.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the
State of New York and the Federal law of the United States. In addition, we do not express any opinion with regard to any New
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GOLDMAN, SACHS & CO., ET. AL.           -6-                       [      ], 2000


York state or United States Federal law regulating telecommunications activities or any rules or regulations promulgated by any New York state or United States Federal agency (including, without limitation, the Federal Communications Commission) thereunder.



                  This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.


                                Very truly yours,
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GOLDMAN, SACHS & CO., ET. AL.           -7-                       [      ], 2000


                                   SCHEDULE I

                              Goldman, Sachs & Co.
                            Salomon Smith Barney Inc.
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                              Chase Securities Inc.
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                                  [SCHEDULE II]

[To come].